Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for First Quarter Fiscal Year 2019

Q1 2019 Financial Highlights

•	Revenue: $820.4 million

•	GAAP earnings per share: $1.01

•	Non-GAAP earnings per share: $1.08

MOUNTAIN VIEW, Calif. – Feb. 20, 2019 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its first quarter of fiscal year 2019. Revenue for the first quarter of fiscal 2019 was $820.4 million, compared to $769.4 million for the first quarter of fiscal 2018, an increase of approximately 6.6 percent.

“Our first quarter was a strong start to fiscal year 2019. We delivered excellent financial results and are reaffirming our outlook for the year,” said Aart de Geus, chairman and co-CEO. “Even with some caution around global markets, electronics companies continue to invest in critical chip and system designs, as well as substantially growing amounts of sophisticated software. Synopsys is uniquely positioned to enable these designs, and our leadership is evident in both of our operating segments: Semiconductor & System Design and Software Integrity. We are well on-track towards our long-term growth and margin expansion targets.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income (loss) for the first quarter of fiscal 2019 was $153.5 million, or $1.01 per share, compared to $(3.7) million, or $(0.02) per share, for the first quarter of fiscal 2018. First quarter fiscal 2018 results included one-time tax expenses of approximately $119 million associated with the Tax Cuts and Jobs Act of 2017 (“tax reform”).

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal 2019 was $164.9 million, or $1.08 per share, compared to non-GAAP net income of $169.6 million, or $1.10 per share, for the first quarter of fiscal 2018.

For a reconciliation between GAAP and non-GAAP results, see “GAAP to Non-GAAP Reconciliation” and the accompanying tables below.

Business Segments

Effective in fiscal 2019, Synopsys realigned its business to evaluate the results of its Software Integrity business separate from Synopsys’ traditional electronic design automation (EDA) and semiconductor IP business. Therefore, Synopsys began reporting revenue and operating income in two segments: (1) Semiconductor & System Design, which includes EDA tools, IP products, system integration solutions and associated services, and (2) Software Integrity, which includes security and quality solutions for software development across many industries. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the second quarter and full fiscal year 2019, which do not include any impact of future acquisition-related activities or costs. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Synopsys adopted new revenue recognition requirements under Accounting Standards Codification Topic 606 (ASC 606), “Revenue from Contracts with Customers,” in the first fiscal quarter of 2019 under the modified retrospective method. The cumulative effect of initially applying the new recognition standards is recognized at the date of the adoption. Revenue during the fiscal 2019 transition year is estimated to be approximately $40 million lower under ASC 606 than it would be under ASC 605, “Revenue Recognition,” and the impact is expected to decline to roughly neutral within two years.

Throughout fiscal 2019 transition year, actual results will be presented under both ASC 606 and ASC 605 revenue recognition rules. Synopsys is providing full year targets under ASC 606 together with comparable numbers under ASC 605 for ease of comparison to prior periods. Additional details are available in the financial supplement on Synopsys’ corporate website.

Second Quarter and Fiscal Year 2019 Financial Targets – ASC 606

(in millions except per share amounts)

	Q2’19		Fiscal 2019
	Low	High	Low	High
Revenue	$810	$850	$3,290	$3,340
GAAP Expenses	$682	$708	$2,758	$2,788
Non-GAAP Expenses	$620	$640	$2,520	$2,540
Other Income (expense)	$0	$2	$(13)	$(9)
Normalized Annual Tax Rate(1)	16%	16%	16%	16%
Outstanding Shares (fully diluted)	153	156	153	156
GAAP EPS	$0.71	$0.79	$3.19	$3.32
Non-GAAP EPS	$1.07	$1.12	$4.20	$4.27
Operating Cash Flow			~ $700 million

(1)	Applied in non-GAAP net income calculations

For reference, here are key fiscal year 2019 comparative amounts under ASC 605 prior year revenue recognition guidance.

•	Revenue: $3.34 billion - $3.37 billion

•	GAAP EPS: $3.39 - $3.52

•	Non-GAAP EPS: $4.40 - $4.47

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 463842, beginning at 4:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on February 27, 2019. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the second quarter of fiscal year 2019 in May 2019. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the second quarter of fiscal year 2019 earnings call in May 2019, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the second quarter of fiscal year 2019 or comment to analysts or investors on, or otherwise update, the targets given in this release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter of fiscal year 2019 in its quarterly report on Form 10-Q to be filed by March 14, 2019.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, (vi) the various income tax impacts prompted by the Tax Cut and Jobs Act of 2017 enacted on December 22, 2017 (“U.S. Tax Reform”), including the income tax related to transition tax and the tax rate change, and (vii) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.

Synopsys utilizes a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. In projecting this rate, we evaluate our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also consider other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. On an annual basis we re-evaluate this rate for significant events that may materially affect our projections. We expect our annual non-GAAP tax rate to be 16% in fiscal 2019 based upon our projected normalized non-GAAP annual tax rate through fiscal 2021. We will re-evaluate this rate on an annual basis, but further regulatory guidance regarding specific parts of Tax Reform could materially change our projections. Notwithstanding the foregoing, we excluded from the normalized annual non-GAAP tax rate in fiscal year 2018 certain impacts of U.S. Tax Reform described above, as such events are unusual and infrequent.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of the Current Report on Form 8-K filed on February 20, 2019 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of First Quarter Fiscal Year 2019 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2019 Results (1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended January 31,
	2019	2018
GAAP net income (loss)	$153,514	$(3,691)
Adjustments:
Amortization of intangible assets	28,227	28,547
Stock compensation	38,460	32,323
Acquisition-related costs	597	14,200
Restructuring	(35)	(282)
Legal matters	(18,000)	—
Income tax related to transition tax	—	73,434
Income tax related to tax rate change	—	45,636
Tax adjustments	(37,868)	(20,612)

Non-GAAP net income	$164,895	$169,555

	Three Months Ended January 31,
	2019	2018
GAAP net income (loss) per share (2)	$1.01	$(0.02)
Adjustments:
Amortization of intangible assets	0.18	0.19
Stock compensation	0.25	0.21
Acquisition-related costs	0.00	0.09
Restructuring	0.00	0.00
Legal matters	(0.12)	—
Income tax related to transition tax	—	0.47
Income tax related to tax rate change	—	0.29
Tax adjustments	(0.24)	(0.13)

Non-GAAP net income per share (2)	$1.08	$1.10

Shares used in computing per share amounts: (2)
Basic—GAAP net income (loss)	n/a	149,441
Diluted—Non-GAAP adjustments & net income	152,661	154,068

(1)

Synopsys’ first quarter of fiscal year 2019 and 2018 ended on February 2, 2019 and February 3, 2018, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

(2)

We provide both basic weighted-average outstanding shares and fully diluted weighted-average outstanding shares in net income (loss) per share calculation in the reconciliation of earnings per share amounts. If there is a GAAP net loss in a reporting period, we are required to use basic weighted-average outstanding shares to compute net loss per share to prevent anti-dilutive effect while we use fully diluted weighted-average outstanding shares to compute per share non-GAAP adjustments and net income.

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2019 Targets (1)

(in thousands, except per share amounts)

	ASC 606
	Range for Three Months Ending April 30, 2019 (2)
	Low	High
Target GAAP expenses	$682,000	$708,000
Adjustments:
Estimated impact of amortization of intangible assets	(25,000)	(28,000)
Estimated impact of stock compensation	(37,000)	(40,000)

Target non-GAAP expenses	$620,000	$640,000

	ASC 606
	Range for Three Months Ending April 30, 2019 (2)
	Low	High
Target GAAP earnings per share	$0.71	$0.79
Adjustments:
Estimated impact of amortization of intangible assets	0.18	0.16
Estimated impact of stock compensation	0.26	0.24
Estimated impact of tax adjustments	(0.08)	(0.07)

Target non-GAAP earnings per share	$1.07	$1.12

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys adopted new revenue recognition guidance ASC 606, Revenue from Contracts with Customers, at the beginning of fiscal 2019 under the modified retrospective method.
(2)	Synopsys’ second fiscal quarter and fiscal year will end on May 4, 2019 and November 2, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2019 Targets (1)

(in thousands, except per share amounts)

	ASC 606
	Range for Fiscal Year October 31, 2019 (2)
	Low	High
Target GAAP expenses	$2,757,562	$2,787,562
Adjustments:
Estimated impact of amortization of intangible assets	(99,000)	(104,000)
Estimated impact of stock compensation	(156,000)	(161,000)
Acquisition-related costs	(597)	(597)
Restructuring	35	35
Legal matters	18,000	18,000

Target non-GAAP expenses	$2,520,000	$2,540,000

	ASC 606
	Range for Fiscal Year October 31, 2019 (2)
	Low	High
Target GAAP earnings per share	$3.19	$3.32
Adjustments:
Estimated impact of amortization of intangible assets	0.67	0.64
Estimated impact of stock compensation	1.04	1.01
Acquisition-related costs	0.00	0.00
Restructuring	0.00	0.00
Legal matters	(0.12)	(0.12)
Estimated impact of tax adjustments	(0.58)	(0.58)

Target non-GAAP earnings per share	$4.20	$4.27

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys adopted new revenue recognition guidance ASC 606, Revenue from Contracts with Customers, at the beginning of fiscal 2019 under the modified retrospective method.
(2)	Synopsys’ second fiscal quarter and fiscal year will end on May 4, 2019 and November 2, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of Certain 2019 Comparative Amounts – ASC 605

The following tables reconcile the specific items excluded from GAAP in the calculation of certain non-GAAP comparative amounts under ASC 605 for the period indicated below.

GAAP to Non-GAAP Reconciliation of ASC 605 Comparative Amounts (1)

(in thousands, except per share amounts)

	ASC 605
	Range for Fiscal Year October 31, 2019 (2)
	Low	High
Target GAAP expenses	$2,757,562	$2,787,562
Adjustments:
Estimated impact of amortization of intangible assets	(99,000)	(104,000)
Estimated impact of stock compensation	(156,000)	(161,000)
Acquisition-related costs	(597)	(597)
Restructuring	35	35
Legal matters	18,000	18,000

Target non-GAAP expenses	$2,520,000	$2,540,000

	ASC 605
	Range for Fiscal Year October 31, 2019 (2)
	Low	High
Target GAAP earnings per share	$3.39	$3.52
Adjustments:
Estimated impact of amortization of intangible assets	0.67	0.64
Estimated impact of stock compensation	1.04	1.01
Acquisition-related costs	0.00	0.00
Restructuring	0.00	0.00
Legal matters	(0.12)	(0.12)
Estimated impact of tax adjustments	(0.58)	(0.58)

Target non-GAAP earnings per share	$4.40	$4.47

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)

Synopsys adopted new revenue recognition guidance ASC 606, Revenue from Contracts with Customers, at the beginning of fiscal 2019 under the modified retrospective method. For comparison purposes, we provide comparative amounts under old revenue guidance ASC 605, Revenue Recognition.

(2)	Synopsys’ fiscal year will ended on November 2, 2019. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, financial targets for the second quarter and full fiscal year 2019, the comparative annual amounts under ASC 605, and GAAP to non-GAAP reconciliations of such targets, as well as statements related to our long-term revenue, non-GAAP EPS and non-GAAP operating margin objectives, and the expected impact of ASC 606 on our results. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: uncertainty in the growth of the semiconductor and electronics industries; consolidation among our customers and our dependence on a relatively small number of large customers; uncertainty in the global economy; fluctuation of our operating results; increased variability in our revenue due to the adoption of ASC 606, including the resulting increase in recognizing upfront revenue as a percentage of total revenue; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; risks and compliance obligations relating to the global nature of our operations; cybersecurity threats or other security breaches; our ability to protect our proprietary technology; our ability to realize the potential financial or strategic benefits of acquisitions we complete; our ability to carry out our new product and technology initiatives; investment of more resources in research and development than anticipated; increased risks resulting from an increase in sales of our hardware products, including increased variability in upfront revenue; changes in accounting principles or standards; changes in our effective tax rate; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; litigation; product errors or defects; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and its latest Quarterly Report on Form 10-Q. The information provided herein is as of February 20, 2019. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

###

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended January 31,
	2019	2018
Revenue:
Time-based products	$553,716	$570,933
Upfront products	130,513	91,604
Maintenance and service	136,172	106,889

Total revenue	820,401	769,426
Cost of revenue:
Products	116,620	111,394
Maintenance and service	58,829	50,754
Amortization of intangible assets	17,443	19,008

Total cost of revenue	192,892	181,156

Gross margin	627,509	588,270
Operating expenses:
Research and development	271,326	264,411
Sales and marketing	155,959	150,512
General and administrative	42,061	56,372
Amortization of intangible assets	10,784	9,539
Restructuring	(35)	(282)

Total operating expenses	480,095	480,552

Operating income	147,414	107,718
Other income (expense), net	(359)	12,385

Income before income taxes	147,055	120,103
Provision (benefit) for income taxes	(6,459)	123,794

Net income (loss)	$153,514	$(3,691)

Net income (loss) per share:
Basic	$1.03	$(0.02)
Diluted	$1.01	$(0.02)
Shares used in computing per share amounts:
Basic	149,288	149,441

Diluted	152,661	149,441

(1)

Synopsys’ first quarter of fiscal year 2019 and 2018 ended on February 2, 2019 and February 3, 2018, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

SYNOPSYS, INC.

Unaudited Reconciliation of Consolidated Statements of Operations

Under ASC 606 & ASC 605 (1)

(in thousands, except per share amounts)

	Three Months Ended January 31, 2019
	As reported under ASC 606	Adjustments	Balances under ASC 605
Revenue:
Time-based products	$553,716	$15,856	$569,572
Upfront products	130,513	(16,786)	113,727
Maintenance and service	136,172	(21,414)	114,758

Total revenue	820,401	(22,344)	798,057
Cost of revenue:
Products	116,620		116,620
Maintenance and service	58,829		58,829
Amortization of intangible assets	17,443		17,443

Total cost of revenue	192,892	—	192,892

Gross margin	627,509	(22,344)	605,165
Operating expenses:
Research and development	271,326		271,326
Sales and marketing	155,959	11,184	167,143
General and administrative	42,061		42,061
Amortization of intangible assets	10,784		10,784
Restructuring	(35)		(35)

Total operating expenses	480,095	11,184	491,279

Operating income	147,414	(33,528)	113,886
Other income (expense), net	(359)	—	(359)

Income before income taxes	147,055	(33,528)	113,527
Provision (benefit) for income taxes	(6,459)	(5,670)	(12,129)

Net income (loss)	$153,514	$(27,858)	$125,656

Net income (loss) per share:
Basic	$1.03	$(0.19)	$0.84
Diluted	$1.01	$(0.19)	$0.82
Shares used in computing per share amounts:
Basic	149,288		149,288

Diluted	152,661		152,661

(1)	Synopsys’ first quarter of fiscal year 2019 ended on February 2, 2019. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2019	October 31, 2018
ASSETS:
Current assets:
Cash and cash equivalents	$592,305	$723,115
Accounts receivable, net	762,292	554,217
Inventories	137,559	122,407
Income taxes receivable and prepaid taxes	55,547	76,525
Prepaid and other current assets	249,927	67,533

Total current assets	1,797,630	1,543,797
Property and equipment, net	317,896	309,310
Goodwill	3,145,700	3,143,249
Intangible assets, net	332,187	360,404
Long-term prepaid taxes	54,722	138,312
Deferred income taxes	337,824	404,166
Other long-term assets	358,527	246,736

Total assets	$6,344,486	$6,145,974

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$335,341	$578,326
Accrued income taxes	13,366	27,458
Deferred revenue	1,262,201	1,152,862
Short-term debt	414,730	343,769

Total current liabilities	2,025,638	2,102,415
Long-term accrued income taxes	47,932	50,590
Long-term deferred revenue	63,013	116,859
Long-term debt	127,140	125,535
Other long-term liabilities	296,098	265,560

Total liabilities	2,559,821	2,660,959
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 149,276 and 149,265 shares outstanding, respectively	1,493	1,493
Capital in excess of par value	1,654,363	1,644,830
Retained earnings	2,820,910	2,543,688
Treasury stock, at cost: 7,985 and 7,996 shares, respectively	(600,112)	(597,682)
Accumulated other comprehensive income (loss)	(97,852)	(113,177)

Total Synopsys stockholders’ equity	3,778,802	3,479,152
Non-controlling interest	5,863	5,863

Total stockholders’ equity	3,784,665	3,485,015

Total liabilities and stockholders’ equity	$6,344,486	$6,145,974

(1)

Synopsys’ first quarter of fiscal year 2019 ended on February 2, 2019, and its fiscal year 2018 ended on November 3, 2018. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended January 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$153,514	$(3,691)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization and depreciation	51,830	43,920
Amortization of capitalized costs to obtain revenue contracts	12,793	—
Stock compensation	38,460	32,323
Allowance for doubtful accounts	1,500	368
(Gain) loss on sale of property and investments	—	4
Deferred income taxes	(6,215)	46,172
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(209,049)	(34,811)
Inventories	(15,827)	(15,811)
Prepaid and other current assets	(10,027)	(14,504)
Other long-term assets	(49,403)	(25,601)
Accounts payable and accrued liabilities	(219,099)	(139,864)
Income taxes	(41,985)	(18,017)
Deferred revenue	149,489	70,458

Net cash used in operating activities	(144,019)	(59,054)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	—	12,449
Purchases of property and equipment	(29,007)	(28,316)
Cash paid for acquisitions and intangible assets, net of cash acquired	—	(608,344)
Capitalization of software development costs	(737)	(807)

Net cash used in investing activities	(29,744)	(625,018)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	185,080	450,000
Repayment of debt	(112,812)	(21,875)
Issuances of common stock	6,358	12,486
Payments for taxes related to net share settlement of equity awards	(10,593)	(10,247)
Purchase of equity forward contract	—	(20,000)
Purchases of treasury stock	(29,185)	(180,000)
Other	(762)	—

Net cash provided by financing activities	38,086	230,364
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,882	11,555

Net change in cash, cash equivalents and restricted cash	(130,795)	(442,153)
Cash, cash equivalents and restricted cash, beginning of the year	725,001	1,050,075

Cash, cash equivalents and restricted cash, end of the period	$594,206	$607,922

(1)

Synopsys’ first quarter of fiscal year 2019 and 2018 ended on February 2, 2019 and February 3, 2018, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

SYNOPSYS, INC.

Business Segment Reporting (1)

(in millions)

	FY18 ASC 605	Q1’19 ASC 606
Revenue by segment (3)
- Semiconductor & System Design	$2,840.6	$737.9
% of Total	91%	90%
- Software Integrity	$280.5	$82.5
% of Total	9%	10%
Total segment revenue	$3,121.1	$820.4
Total

Adjusted operating income by segment (3)
- Semiconductor & System Design	$701.3	$195.3
- Software Integrity	$(10.6)	$5.6
Total adjusted segment operating income	$690.7	$200.9

Adjusted operating margin by segment (3)
- Semiconductor & System Design	24.7%	26.5%
- Software Integrity	(3.8)%	6.8%
Total adjusted segment operating margin	22.1%	24.5%

Total Adjusted Segment Operating Income Reconciliation (1)(2)

(in millions)

	Twelve Months Ended October 31, 2018(3) ASC 605	Three Months Ended January 31, 2019(3) ASC 606
GAAP total operating income – as reported	$360.2	$147.4
Other expenses managed at consolidated level
-Amortization of intangible assets	$125.7	$28.2
-Stock compensation	$140.0	$38.5
-Fair value changes in executive deferred compensation plan	$4.6	$4.3
-Acquisition-related costs	$21.2	$0.6
-Restructuring	$12.9	$0.0
-Legal matters	$26.0	($18.0)

Total adjusted segment operating income	$690.7	$200.9

(1)

Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Quarterly variability, which increases as a result of ASC 606, should be expected.

(2)

These segment results are consistent with the information required by ASC 280, Segment Reporting. They are presented to reflect the information that is considered by Synopsys’ chief operating decision maker (CODM) to evaluate the operating performance of its segments. The CODM does not allocate certain operating expenses managed at a consolidated level to our reportable segments, and as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above. Amounts may not foot due to rounding.

(3)

Synopsys’ first quarter of fiscal year 2019 ended on February 2, 2019, and its fiscal year 2018 ended on November 3, 2018. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.